UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 11, 2019

SANDRIDGE MISSISSIPPIAN TRUST II
(Exact name of Registrant as specified in its charter)

Delaware	001-35508	30-0709968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 236-6555
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of Beneficial Interest	SDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 10, 2019, SandRidge Mississippian Trust II (the “Trust”) received written notification from The New York Stock Exchange (“NYSE”) that the Trust no longer satisfied the continued listing compliance standards set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Trust’s units of beneficial interest (the “Trust units”) fell below $1.00 over a 30 consecutive trading-day period that ended May 8, 2019. As the Trust was unable to regain compliance with the applicable standards within a six-month cure period that concluded on November 10, 2019, the NYSE announced the suspension of trading of the Trust units due to non-compliance with Rule 802.01C of the NYSE Listed Company Manual, effective as of the close of trading on November 11, 2019, and announced that it was initiating proceedings to delist the Trust units.

As a result of the suspension, the Trust expects that the Trust units will begin trading on November 12, 2019 under the symbol “SDRMU” on the OTC Pink Market, which is operated by OTC Markets Group Inc. (“OTC Pink”). To be quoted on OTC Pink, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. OTC Pink is a significantly more limited market than the NYSE, and the quotation of the Trust units on OTC Pink may result in a less liquid market available for existing and potential unitholders and could further depress the trading price of the Trust units. There is no assurance that an active market in the Trust units will develop on OTC Pink, or whether broker-dealers will continue to provide public quotes of the Trust units on this market, whether the trading volume of the Trust units will be sufficient to provide for an efficient trading market or whether quotes for the Trust units may be blocked by OTC Markets Group in the future.

ITEM 7.01.	Regulation FD Disclosure.
On November 12, 2019, the Trust issued a press release regarding the suspension of trading of the Trust units on the NYSE and the expected transition of the quotation of the Trust units to OTC Pink, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Cautionary Note Regarding Forward Looking Statements
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include the Trust’s expectations regarding the timing of the transition of the quotation of the Trust units to OTC Pink and expectations regarding the trading of the Trust units on OTC Pink. Statements made in this Current Report on Form 8-K are qualified by the cautionary statements made in this Current Report on Form 8-K. The Trustee does not intend, and does not assume any obligation, to update any of the statements included in this Current Report on Form 8-K. An investment in Common Units issued by SandRidge Mississippian Trust II is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2018, and all of its other filings with the SEC.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 12, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE MISSISSIPPIAN TRUST II

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ SARAH NEWELL
Name: Sarah Newell
Title: Vice President

Date: November 12, 2019